Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84558)

pertaining to the Kohl’s Department Stores, Inc. Savings Plan of our report dated July 15, 2005, with respect to the financial statements and schedule of the Kohl’s Department Stores, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended January 29, 2005.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

July 27, 2005